Exhibit 23(c)


 ERNST & YOUNG LLP             Suite 3400                   Phone: 515 243 2727
                               801 Grand Avenue
                               Des Moines, Iowa 50309-2764






                      Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus, which is a part of the Registration Statement of Proffitt's, Inc. on Form S-4, and to the incorporation by reference in such Registration Statement of our report dated March 3, 1994, with respect to the consolidated financial statements and schedule of Younkers, Inc. incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 28, 1995, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP



Des Moines, Iowa
December 29, 1995